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Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Registration Statement on Form S-4 of our report dated September 9, 2005 relating to the financial statements of ProlX Pharmaceuticals Corporation as of and for the year ended December 31, 2004 and reference to our firm under the heading "Experts", which appears in such Registration Statement.

/s/ Beach, Fleischman & Co., P.C.

Beach, Fleischman & Co., P.C.
Tucson, Arizona
September 7, 2007

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM